OPTION AGREEMENT


                  OPTION AGREEMENT dated December 1, 1995, amended March 24, 1997 between ACTV, Inc., a Delaware corporation (the "Corporation") and Bruce Crowley (the "Employee").

                  The Corporation desires to grant to the Employee the right and option to purchase up to 201,000 shares (the "Option Shares") of Common Stock (the "Common Stock"), of the Corporation, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  SECTION 1.                   Option to Purchase Common Stock.

                           a.  Subject to Section 12 hereof, the Corporation
hereby grants to the Employee an option (the "Option") to purchase from the Corporation 201,000 Option Shares, at a purchase price of $2.10 per Option Share (the "Option Price"). The Employee's right and option to purchase the Option Shares shall vest annually commencing January 1, 1997 until January 1, 1999, with respect to installments of 67,000 Option Shares at the Option Price, so long as the Employee is employed by the Corporation. Said right shall be cumulative so that as of January 1, 1999, Optionee shall have the fully vested right to purchase 201,000 Option Shares. In the event that the Employee's employment with the Corporation terminates prior to January 1 of any year, the Employee shall not have the right or option to purchase any part of the installment of 67,000 Option Shares that would have otherwise vested on such January 1. With respect to the Option, the "Option Period" shall commence on the date hereof and terminate on December 31, 2003.

                           b.  The Option may be exercised by the Employee by
delivery to the Corporation, at any time commencing one year from the date hereof, of a written notice (the "Option Notice"), which Option Notice shall state the Employee's intention to exercise the Option, the date on which the Employee proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the Employee, the Employee shall be obligated to purchase that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice.

                           c.  The purchase and sale of Option Shares acquired
pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the Stock certificate or other instrument registered in the name of the Employee, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Corporation to the holder of this Option on the

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Closing Date against the delivery to the Corporation of a check in the full amount of the aggregate purchase price therefor.

                  SECTION 2. Representations and Warranties of The Holder. The Employee hereby represents and warrants to the Corporation that in the event the Employee acquires any Option Shares, such Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The Employee understands that except as set forth in Section 6 hereof, the Option Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 (2) thereof and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is except from registration.

                  SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to nor par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, the unexercised and fully vested portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which the Employee would have been entitled if the Employee had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  SECTION 4.   Adjustment of Option Shares and Option Price.

                           a.  The number of Option Shares subject to this
Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of Common Stock.

                           b.  If, at any time during the first 36 months of the
Option Period, the Corporation issues any previously unissued Common Stock as the result of any financing, acquisition, joint venture or other business transaction, then, during such period the number of shares subject to the Option shall be adjusted such that the holder thereof shall have the right to exercise the Option for the same percentage of the issued and outstanding Common Stock of the Corporation after

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giving effect to such transaction (including the future conversion or exercise of any option or warrants issued in such transaction during the term of the Option, but converted thereafter) as he held options for immediately prior to such transaction.

                           c.  The Option Price shall be subject to adjustment
from time to time as follows:

                               (1)    If, at any time during the Option Period,
the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Option Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                               (2)    If, at any time during the Option Period,
the number of shares of Common Stock outstanding is decreased by a combination of outstanding shares of Common Stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  SECTION 5.          Termination of the Options.

                           a.  Termination of Options in General.  Subject to
subsections (b) - (d) of this Section, the Option granted hereby shall terminate and the Option shall no longer be exercisable after the earlier of December 31, 2003 or one year after the date of termination of employment, except in the case of retirement, death or disability.

                           b.  Option Rights Upon Disability.  If an Employee
becomes disabled while employed by the Corporation or any affiliate or subsidiary, the Board of Directors or the Stock Option Committee of the Corporation, in its discretion, may allow the Option to be fully exercised, to the extent that the Employee was entitled to exercise the Option at the date of his disability.

                           c.  Death of the Optionee.  In the event that an
Employee shall die while he is an employee of the Corporation (or within one (1) year after the termination of such employment) and prior to his complete exercise of the Option, the Option may be exercised in whole or in part only:
(i) by the Employee's estate or on behalf of such person or persons to whom the Employee's rights pass under his Will or by the laws of descent and distribution, (ii) to the extent that the Employee was entitled to exercise the Option at the date of his death, and (iii) prior to the expiration of the term of the Option, or within one year after the date of death, whichever is earlier.

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                  SECTION 6.          Piggyback Registration.

                           a.  If, at any time commencing January 1, 1997 and
expiring December 31, 2003, the Corporation proposes to register any of its securities under the Securities Act (other than in connection with a merger or pursuant to Form S-8 or other comparable Form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of such registration statement, to the Employee of its intention to do so. If the Employee notifies the Corporation within ten (10) days after receipt of any such notice of his desire to include any Option Shares, owned by him (on a fully vested basis) in such proposed registration statement, the Corporation shall afford the Employee the opportunity to have any of his Option Shares registered under such registration statement, the Corporation shall afford the Employee the opportunity to have any of his Option Shares registered under such registration statement; provided that (i) such inclusion does not pose any significant legal problem and (ii) if such registration statement is filed pursuant to an underwritten public offering, the underwriter approves such inclusion.

                           b.  Notwithstanding the provisions of this Section 6,
the Corporation shall have the right at any time after it shall have given written notice pursuant to this Section 6 (irrespective of whether a written request for inclusion of any Option Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                           c.  Employee will cooperate with the Corporation in
all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Corporation and executing and returning all documents reasonably requested in connection with the registration and sale of the Option Shares. In addition, Employee will comply with all applicable provisions of state and federal securities laws, including rule 10b-6 and will not, during the course of a distribution, purchase any of the securities being distributed.

                           d.  All expenses incurred in any registration of the
Option Shares under this Agreement shall be paid by the Corporation, including, without limitation, printing expenses, fees and disbursements of counsel for the Corporation, expenses of any audits to which the Corporation shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Option Shares under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, the Corporation shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Option Shares sold in the offering or (c) the fees and expenses of counsel for Employee, provided that the Corporation will pay, the costs and expenses of Employee's counsel when the Corporation's counsel is representing

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all selling security holders.

                  SECTION 7. Transfer of Option; Successors And Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

                  SECTION 8. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If the Corporation, to:

                           ACTV, Inc.
                           1270 Avenue of the Americas - Suite 2401
                           New York, New York  10020
             Attention: William C. Samuels, Chief Executive Officer

                  With a copy to:

                           Jay M. Kaplowitz, Esquire
                           Gersten, Savage, Kaplowitz, Fredericks & Curtin 101 East 52nd Street
                           New York, New York  10022

                  If to the Employee, to:

                           Bruce Crowley
                           257 West 17th Street, Apt. 4C
                           New York, New York  10011


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

                  SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

                  SECTION 10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations,

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commitments, representations and agreement.

                  SECTION 11. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

                  SECTION 12. Termination. In addition to the termination provisions set forth in Section 1 hereof, the Option shall terminate and the Option shall no longer be exercisable on December 31, 2003.


                  IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.


                                              ACTV, Inc.



                                              By:  -------------------------
                                                   William C. Samuels
                                                   Chief Executive Officer











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